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                                                           Exhibit 4.4


                            ASTEA INTERNATIONAL INC.


                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------

  ASTEA INTERNATIONAL INC., a Delaware corporation (the "Company"), hereby grants this ___ day of _____l, 199__, to ______, an option to purchase a maximum of______shares (the "Option Shares") of its Common Stock, $.01 par value (the "Common Stock"), at the price of $______ per share, subject to the following terms and conditions:

  1.   GRANT AS NON-QUALIFIED OPTION; OTHER OPTIONS.  This option (the "Option")
       --------------------------------------------
is intended to be a Non-Qualified Option (rather than an incentive stock option), and the Board of Directors intends to take appropriate action, if necessary, to achieve this result. This Option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not affect the grant of another option.

  2.   EXTENT OF OPTION IF BUSINESS RELATIONSHIP CONTINUES.  If the Optionee has
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continued to serve the Company in the capacity of an employee, officer, director, agent, advisor, or consultant, including services as a member of the Board of Advisors of the Company (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company), on the following dates, the Optionee may exercise this Option for the number of Option Shares set opposite the applicable date:

   Prior to ______                -       0% of the total Option
                                          Shares

   One year but less than         -       an additional 25% of the
   two years from ________                total Option Shares

   Two years but less than        -       an additional 25% of the
   three years from ______                total Option Shares

   Three years but less than      -       an additional 25% of the
   four years from ________               total Option Shares

   Four years from                -       an additional 25% of the
   from _____________                     total Option Shares

The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company, may be exercised up to and including the date which is ten years from the date this Option is granted. All of the foregoing rights are subject to Sections 3, 4 and 15, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company, or dies, becomes disabled or undergoes dissolution while involved in a Business Relationship with the Company.

     3.   TERMINATION OF BUSINESS RELATIONSHIP.  Subject to Section 15, if the
          ------------------------------------
Optionee ceases to maintain a Business Relationship with the Company (or any affiliated corporation), other than by reason of death or disability as defined in Section 4, no further installments of this Option shall become exercisable and this Option shall terminate 90 days after the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights to exercise options hereunder shall be those which are properly exercisable before the termination of this Option, and the Optionee may exercise this Option for the number of Option Shares which have vested and become exercisable prior to the date of termination.

     4.   DEATH; DISABILITY.  If the Optionee is a natural person who dies while
          -----------------
involved in a Business Relationship with the Company (or any affiliated corporation), this Option may be exercised, to the extent of the number of Option Shares with respect to which the Optionee could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary to whom this Option has been assigned pursuant to Section 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Optionee is a natural person whose Business Relationship with the Company is terminated by reason of his or her disability, this Option may be exercised, to the extent of the number of Option Shares with respect to which the Optionee could have exercised it on the date the Business Relationship was terminated, at any time within 180 days after the date of such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the

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earlier, this Option shall terminate and the only rights hereunder shall be those as to which the Option was properly exercised before such termination.

     5.   PARTIAL EXERCISE.  Exercise of this Option up to the extent above
          ----------------
stated may be made in part at any time and from time to time within the above limits, except that this Option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of Option Shares subject to this Option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment.
Any fractional share with respect to which an installment of this Option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this Option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

     6.   PAYMENT OF PRICE.  The Option price is payable in United States
          ----------------
dollars only and must be paid:

          (a) in cash or by personal check, or any combination of the foregoing, equal in amount to the Option price; or

          (b) in the discretion of the Board of Directors, in cash, by personal check, by delivery of shares of the Company's Common Stock or Preferred Stock having a fair market value (as determined by the Board of Directors) equal as of the date of exercise to the Option price, by delivery of a personal recourse promissory note, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Optionee's direction at the time of exercise, or by any combination of the foregoing, equal in amount to the Option price.

     If the Optionee delivers shares of Common Stock or Preferred Stock held by the Optionee (the "Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, the Common Stock or Preferred Stock received by the Optionee on the exercise of this Option shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for such Common Stock or Preferred Stock by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.

     7.   AGREEMENT TO PURCHASE FOR INVESTMENT.  By acceptance of this Option,
          ------------------------------------
the Optionee agrees that a purchase of Option Shares under this Option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended (the "Securities Act"), unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the Securities Act and applicable state securities laws, and the Optionee agrees to sign a certificate to such effect at the time of exercising this Option and agrees that the certificate for the Option Shares so purchased may be inscribed with a legend to ensure compliance with the Securities Act and applicable state securities laws. THIS SECTION SHALL NOT APPLY IN THE EVENT THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS OPTION HAVE BEEN REGISTERED ON A REGISTRATION STATEMENT ON FORM S-8 WHICH IS EFFECTIVE AND CURRENT UNDER THE SECURITIES ACT.

     8.   METHOD OF EXERCISING OPTION.  Subject to the terms and conditions of
          ---------------------------
this Agreement, this Option may be exercised by written notice to the Vice President and General Counsel of the Company, at its Bedford, Massachusetts office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this Option and the number of Option Shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this Option. Such notice shall be accompanied by payment of the full purchase price of such Option Shares, and the Company or its transfer agent shall deliver a certificate or certificates representing such Option Shares as soon as practicable after the notice shall be received. The certificate or certificates for the Option Shares as to which this Option shall have been so exercised shall be registered in the name of the person or persons so exercising this Option (or, if this Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this Option. In the event this Option shall be exercised, pursuant to Section 4 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this Option. All Option Shares that shall be purchased upon the exercise of this Option as provided herein shall be fully paid and nonassessable.

     9.   OPTION NOT TRANSFERABLE.  This Option is not transferable or
          -----------------------
assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this Option.

     10.  NO OBLIGATION TO EXERCISE OPTION.  The grant and acceptance of this
          --------------------------------
Option imposes no obligation on the Optionee to exercise it.

     11.  NO OBLIGATION TO CONTINUE BUSINESS RELATIONSHIP.  The Company and any
          -----------------------------------------------
affiliated corporations are not by this Option obligated in any manner to continue to maintain a Business Relationship with the Optionee.

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     12.  NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.  The Optionee shall have no
          ---------------------------------------
rights as a stockholder with respect to the Option Shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for by the Optionee. No adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

     13.  CAPITAL CHANGES AND BUSINESS SUCCESSIONS.  It is the purpose of this
          ----------------------------------------
Option to encourage the Optionee to work for the best interests of the Company and its stockholders. Because, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this Option would not be served if such a stock dividend, stock split, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. In the event of any stock dividend, stock split, recapitalization or other change in the capital structure of the Company, this Option and the Option price shall be equitably adjusted and, in lieu of issuing fractional shares upon exercise thereof, this Option (and the corresponding Option Shares) shall be rounded upward or downward to the nearest whole share (rounding upward for all amounts equal to or in excess of .51). In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Sections 2 through 4 hereof, inclusive, maintaining or being involved in a Business Relationship with the Company includes maintaining or being involved in a Business Relationship with an affiliated corporation.

     14.  WITHHOLDING TAXES.  The Optionee hereby agrees that the Company may
          -----------------
withhold from the Optionee's wages or other remuneration the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this Option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld.

     15.  NO EXERCISE OF OPTION IF ENGAGEMENT OR EMPLOYMENT TERMINATED FOR
          ----------------------------------------------------------------
CAUSE. If the employment or engagement of the Optionee is terminated for "Cause," this Option shall terminate on the date of such termination and this Option shall thereupon not be exercisable to any extent whatsoever. "Cause" is conduct, as determined by the Board of Directors, involving one or more of the following: (i) gross misconduct by the Optionee which is materially injurious to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in material economic loss, damage or injury to the Company; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or a violation of any noncompetition covenant or assignment of inventions obligation with the Company; or (iv) the commission of an act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (v) the conviction of the Optionee of a felony involving any financial impropriety or which would materially interfere with the Optionee's ability to perform his or her services or otherwise be injurious to the Company; or (vi) the failure of the Optionee to perform in a material respect his or her employment or engagement obligations without proper cause. In making such determination, the Board of Directors shall act fairly and in utmost good faith.

     16.  COMPANY'S RIGHT OF REPURCHASE.  (A) RIGHTS OF REPURCHASE.  If any of
          -----------------------------       --------------------
the events specified in Section 16(b) below occur, then,

          (i) with respect to Option Shares acquired upon exercise of this Option prior to the occurrence of such event, within 90 days after the Company receives actual knowledge of the event, and

          (ii) with respect to Option Shares acquired upon exercise of this Option after the occurrence of such event, within 90 days following the date of such exercise,

(in either case, the "Repurchase Period"), the Company shall have the right, but not the obligation, to repurchase any or all the Option Shares from the Optionee, or his or her legal representatives, as the case may be (the "Repurchase Option"). The Repurchase Option shall be exercised by the Company by giving the Optionee, or his or her legal representative, written notice of its intention to exercise the Repurchase Option on or before the last day of the Repurchase Period. If any of the events specified in Section 16(b)(i)-(ii) occur, then the Company may exercise its Repurchase Option by tendering to the Optionee, or his or her legal representative, an amount equal to the higher of the Option exercise price or the fair market value of the Option Shares. If the event specified in Section 16(b)(iii) occurs, then the Company instead may exercise its Repurchase Option by tendering to the Optionee, or his or her legal representative, an amount equal to the original Option exercise price. The Company may, in exercising the Repurchase Option, designate one or more nominees to purchase the Option Shares either within or without the Company. Upon timely exercise of the Repurchase Option in the manner provided in this Section 16(a), Optionee, or his or her legal representative, shall deliver to the Company the stock certificate or certificates representing the Option Shares, duly endorsed and free and clear of any and all liens, charges and encumbrances.

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     If the Option Shares are not purchased under the Repurchase Option, the
Optionee and his or her successor in interest, if any, will hold any of the Option Shares in his or her possession subject to all of the provisions of this Agreement.

          (B) COMPANY'S RIGHT TO EXERCISE REPURCHASE OPTION.  The Company shall
              ---------------------------------------------
have the Repurchase Option in the event that any of the following events shall occur:

          (i) The receivership, bankruptcy or other creditor's proceeding regarding the Optionee or the taking of any of Optionee's Option Shares by legal process, such as a levy of execution;

          (ii) Distribution of shares held by the Optionee to his or her spouse as such spouse's joint or community interest pursuant to a decree of dissolution, operation of law, divorce, property settlement agreement or for any other reason, except as may be otherwise permitted by the Company; or

          (iii)  The termination of the Optionee for "Cause" as defined in
       Section 15.

          (C) DETERMINATION OF FAIR MARKET VALUE.  The fair market value of the
              ----------------------------------
Option Shares, as used in this Section 18, shall be an amount per share determined on the basis of the price at which shares of the Common Stock could reasonably be expected to be sold in an arms-length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company. Fair market value shall be determined by the Board of Directors, giving due consideration to recent grants of incentive stock options for shares of Common Stock, recent arms-length transactions involving shares of the Common Stock, if any, earnings of the Company to the date of such determination, projected earnings of the Company, the effect of the transfer restrictions to which the Option Shares are subject under law and this Agreement, the absence of a public market for the Common Stock and such other matters as the Board of Directors deems pertinent. If the Common Stock of the Company is traded on any national securities exchange or the Nasdaq National Market, fair market value shall be (i) the average of the high and low closing sale prices, or (ii) the average of the last reported sale price on the Nasdaq National Market, or (iii) the average of the closing bid prices for the twenty (20) consecutive trading days preceding the date the Company exercises its Repurchase Option and tenders payment for the Option Shares. The determination by the Board of Directors of the fair market value shall be conclusive and binding. The fair market value of the Option Shares shall be determined as of the day on which the event occurs.

     17.  METHOD OF PAYMENT OF OPTION.  The Company may, in its sole discretion,
          ---------------------------
pay the purchase price for any Option or Option Shares repurchased by it hereunder (under Section 16) either in cash or, alternatively, if such purchase price exceeds $2,000, by delivery on the date of purchase of a check in an amount equal to at least fifteen percent (15%) of such purchase price, together with the Company's unsecured promissory note in a principal amount equal to the remainder of such purchase price (the "Note"). In the event of payment by Note, the Note shall be due and payable not later than three years from the date of issuance, with principal and interest thereon payable on an unsecured basis in equal annual installments. Interest on the Note shall be equal to the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, as of the date of the Note's issuance.

     18.  GOVERNING LAW.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the internal laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges acceptance of an original copy of this Agreement.


____________________________    ASTEA INTERNATIONAL INC.
SIGNATURE OF OPTIONEE

____________________________    By:_____________________________________
Optionee                             Vice President and General Counsel

____________________________
Street Address

____________________________
City   State  Zip Code

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